Item 77 Q1(a):  Exhibits
Amendment to Registrant's Declaration and Agreement of Trust

An Amendment to the Declaration and Agreement of Trust for the Lord Abbett Investment Trust changing the name of the Limited Duration U.S. Government Securities Series to Lord Abbett Limited Duration U.S. Government & Government Sponsored Enterprises Fund and the changing of the name U.S. Government Securities Series to U.S. Government & Government Sponsored Enterprises Fund was approved by the Board of Trustees, effective October 1, 2003.

                          LORD ABBETT INVESTMENT TRUST
                AMENDMENT TO DECLARATION AND AGREEMENT OF TRUST

The undersigned, being at least a majority of the Trustees of Lord Abbett Investment Trust, a Delaware business trust (the "Trust"), organized pursuant to a Declaration and Agreement of Trust dated August 16, 1993 (the "Declaration"), do hereby amend the Declaration, pursuant to Section 8.2 of the Declaration, by:
(i) changing the legal name for the existing U.S. Government Securities Series of the Trust to the "Lord Abbett U.S. Government & Government Sponsored Enterprises Fund," its Class A, B, C, and P shares now being Class A, B, C, and P shares of the Lord Abbett U.S. Government & Government Sponsored Enterprises Fund; and (ii) changing the legal name for the existing Limited Duration U.S. Government Securities Series of the Trust to the "Lord Abbett Limited Duration U.S. Government & Government Sponsored Enterprises Fund," its Class A, B, C, and P shares now being Class A, B, C, and P shares of the Lord Abbett Limited Duration U.S. Government & Government Sponsored Enterprises Fund.

This instrument shall constitute an amendment to the Declaration and shall be effective on October 1, 2003.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 14th day of August, 2003.

/s/ ROBERT S. DOW                                /s/ FRANKLIN W. HOBBS
Robert S. Dow                                        Franklin W. Hobbs

/s/ E. THAYER BIGELOW                           /s/ C. ALAN MACDONALD
E. Thayer Bigelow                                   C. Alan MacDonald

/s/ WILLIAM H. T. BUSH                          /s/ THOMAS J. NEFF
William H. T. Bush                                  Thomas J. Neff

/s/ ROBERT B. CALHOUN, JR.
Robert B. Calhoun, Jr.



Item 77 Q1(c):  Exhibits  Amendment to Investment Advisory Contracts

An Addendum to the Management Agreement for the Lord Abbett Investment Trust - Lord Abbett Convertible Fund is hereby incorporated by reference to the Post-Effective Amendment No. 35 to the Trust's Registration Statement filed on June 26, 2003 (Accession Number: 0001047469-03-022368).